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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-60486, 333-46866, 333-10402, 333-70769, and 333-73453) and Form S-3 (File Nos. 333-70670, 333-94021, 333-74771, and 333-69543).

Dallas, Texas
March 29, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS